PRELIMINARY DRAFT

FOR THE SPECIAL MEETING IN LIEU OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS OF VECTOIQ ACQUISITION CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints [•] and [•] (together, the "Proxies"), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the "Shares") at the special meeting in lieu of the 2020 annual meeting (the "special meeting") of stockholders of VectoIQ Acquisition Corp. ("VectoIQ") to be held on [•], 2020 at 10:00 a.m., Eastern time, at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies' discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7.

The proxy statement is available at http://[•]. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

VECTOIQ ACQUISITION CORP. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1, 2, 3, 4, 5, 6 AND 7.			Please mark vote as indicated in this ☒ example	
(1)	**The Business Combination Proposal** – To approve and adopt the Business Combination Agreement, dated as of March 2, 2020 (as may be amended from time to time, the "Business Combination Agreement"), by and among VectoIQ, Nikola Corporation ("Nikola") and VCTIQ Merger Sub Corp. ("Merger Sub"), and the transactions contemplated thereby (the "Business Combination").	FOR ☐	AGAINST ☐	ABSTAIN ☐
(2)	**The Amendments to VectoIQ's Certificate of Incorporation Proposal** – To approve the amendment of VectoIQ's Amended and Restated Certificate of Incorporation (the "Charter") to be effective upon the consummation of the Business Combination, including the following three sub-proposals:			
(a)	To change VectoIQ's name to "Nikola Corporation";	FOR ☐	AGAINST ☐	ABSTAIN ☐
(b)	To increase the number of authorized shares of VectoIQ Common Stock to 600,000 and the number of authorized shares of VectoIQ's preferred stock to 150,000,000 shares;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(c)	To include supermajority voting provisions;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(d)	To remove the provision renouncing the corporate opportunity doctrine;	FOR ☐	AGAINST ☐	ABSTAIN ☐
(e)	To revise the classification of the board of directors from two classes with each of the successors to be elected for a two-year term to three classes with each of the successors to be elected for a three-year term;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(f) To make certain other changes to the Charter, including the elimination of certain provisions related to VectoIQ’s initial business combination that will no longer be relevant following the closing of the Business Combination. FOR AGAINST ABSTAIN (3) The Election of Directors Proposal – To elect, effective at the closing of the Business Combination, nine directors to serve staggered terms on VectoIQ’s board of directors until the 2020, 2021 and 2022 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) Nominees: 01 Trevor R. Milton 02 Mark A. Russell 03 Stephen J. Girsky 04 Sooyean Jin (a.k.a. Sophia Jin) 05 Michael L. Mansuetti 06 Gerrit A. Marx 07 Lonnie R. Stalsberg 08 DeWitt C. Thompson 09 Jeffrey W. Ubben To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominees on the line below. (4) The Stock Incentive Plan Proposal – To approve and adopt the Nikola Corporation 2020 Stock Incentive Plan to be effective after the closing of the Business Combination. FOR AGAINST ABSTAIN (5) The NASDAQ Proposal – To approve, in connection with the Business Combination, for purposes of complying with applicable listing rules of The Nasdaq Capital Market: FOR AGAINST ABSTAIN  the issuance, pursuant to the Business Combination Agreement, of shares of VectoIQ Common Stock to the Nikola stockholders; and the issuance, in a private placement to be consummated concurrently with the closing of the Business Combination, of 52.5 million shares of VectoIQ Common Stock to a number of investors pursuant to the terms of subscription agreements entered into by and among VectoIQ, Nikola and such investors in connection with the Business Combination Agreement. (6) The ESPP Proposal – To approve and adopt the Nikola Corporation Employee Stock Purchase Plan (the “ESPP”) to be effective after the closing of the Business Combination. FOR AGAINST ABSTAIN (7) The Adjournment Proposal – To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Election of Directors Proposal, the Stock Incentive Plan Proposal, the Nasdaq Proposal and the ESPP Proposal. FOR AGAINST ABSTAIN - 2 -

Dated: , 2020 (Signature) (Signature if held Jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person. A vote to abstain will have the same effect as a vote AGAINST Proposal Nos. 1 and 2. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2, 3, 4, 5, 6 and 7. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. - 3 -